EXHIBIT 21.1

Subsidiaries

Viking Energy Group, Inc., a Nevada corporation which is wholly-owned.

Camber Permian LLC, a Texas limited liability company which is wholly-owned.

CE Operating LLC, an Oklahoma limited liability company which is wholly-owned.

Mid-Con Petroleum, LLC, a Kansas limited liability company which is wholly-owned.

Mid-Con Drilling, LLC, a Kansas limited liability company which is wholly-owned.

Mid-Con Development, LLC, a Kansas limited liability company which is wholly-owned.

Petrodome Energy, LLC, a Texas limited liability company which is wholly-owned.

Petrodome Operating, LLC, a Delaware limited liability company which is wholly-owned.

Petrodome Operating, LLC, a Texas limited liability company which is wholly-owned.

Petrodome Buckeye, LLC, a Texas limited liability company which is wholly-owned.

Petrodome East Creole, LLC, a Louisiana limited liability company which is wholly-owned.

Petrodome St. Gabriel II, LLC, a Louisiana limited liability company which is wholly-owned.

Petrodome Wharton, LLC, a Texas limited liability company which is wholly-owned.

Petrodome Bloomington, LLC, a Texas limited liability company which is wholly-owned.

Petrodome Napoleonville, LLC, a Louisiana limited liability company which is wholly-owned.

Petrodome Pheasant Blessing, LLC, a Texas limited liability company which is wholly-owned.

Petrodome Quail Ridge, LLC, a Texas limited liability company which is wholly-owned.

Simson-Maxwell Ltd., a Canadian federal corporation which is majority-owned.

Viking Protection Systems, LLC, a Nevada limited liability company which is majority-owned.

Viking Ozone Technology, LLC, a Nevada limited liability company which is majority-owned.

Viking Sentinel Systems, LLC, a Nevada limited liability company which is majority-owned.